EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-95678, No. 33-95680, No. 33-95682, No. 33-04781, and No. 33-04773) of Katz Media Group, Inc. (the "Company") of our reports dated March 4, 1997 for the Company and March 10, 1995 for Katz Media Corporation apearing on pages F-2 and F-3, respectively, of this Form 10-K.



Price Waterhouse LLP
New York, New York
March 26, 1997